UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2013

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas 75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Effective September 18, 2013, the stockholders of Michaels Stores, Inc. (the “Company”) elected John J. Mahoney to the Board of Directors of the Company (the “Board”) to fill a vacancy on the Board.  Mr. Mahoney will serve on the Board’s Audit Committee.  Mr. Mahoney will receive the following compensation in connection with his service on the Board:

•                  annual retainer of $50,000 for service as a Board member

•                  annual retainer of $10,000 for service as an Audit Committee member

•                  an additional $1,500 for in person attendance, or $750 for telephonic attendance, for any Company Board or Committee meetings in excess of ten aggregate meetings in a fiscal year

•                  a restricted stock grant to be valued at $100,000 on the date of grant, to be fully vested on the one year anniversary of the date of grant, for shares of the Company’s indirect parent, The Michaels Companies, Inc.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Mahoney had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Mr. Mahoney and any other person pursuant to which Mr. Mahoney was selected as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

	By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer
Senior Vice President, Secretary
and General Counsel

Date: September 24, 2013